Exhibit 99.1

Heron Therapeutics Announces Fourth Quarter and Full-Year 2025 Financial Results

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ZYNRELEF® and APONVIE® Drive 65% Year-Over-Year Net Revenue Growth in Acute Care Franchise
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Achieved $154.9 Million in 2025 Net Revenue
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Issues Full-Year 2026 Net Revenue Guidance of $173 to $183 Million and Adjusted EBITDA of $10 to $20 Million

CARY, N.C., February 26, 2026 (GLOBE NEWSWIRE) -- Heron Therapeutics, Inc. (Nasdaq: HRTX) (“Heron” or the “Company”), a commercial-stage biotechnology company, today announced financial results for the three and twelve months ended December 31, 2025, and highlighted recent corporate updates.

“As demonstrated in today’s release, we are entering 2026 with exceptional momentum. The fourth quarter delivered the strongest results in the history of Heron’s Acute Care franchise, underscoring the success of the strategic decisions we implemented to unlock the full potential of these assets,” said Craig Collard, Chief Executive Officer of Heron. “The milestones achieved in 2025, particularly for ZYNRELEF - including enhanced distributor‑partner incentives, the seamless completion of the Vial Access Needle transition, and CMS approval of a product‑specific J‑Code - are already accelerating adoption and strengthening our competitive position in a large and underpenetrated market.”

“With a more powerful commercial engine, expanding demand signals, and improved reimbursement clarity, we believe Heron is well‑positioned for continued share gains and meaningful revenue expansion in 2026 and beyond.”

Financial Guidance for 2026

Item	2026 Full-Year Guidance for Net Revenue and Adjusted EBITDA (in millions)
Net Revenue	$173 to $183 million
Adjusted EBITDA	$10 to $20 million

Business Highlights

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Heron’s Acute Care franchise delivered revenue growth of 57.3% year-over-year in Q4 2025 and 65.1% year-over-year for 2025 compared to 2024, reflecting continued commercial acceleration.

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ZYNRELEF Updates:

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The permanent, product specific J-Code (J0668) for ZYNRELEF, granted by the Centers for Medicare and Medicaid Services (“CMS”), was approved effective October 1, 2025 – streamlining reimbursement and improving billing clarity across payer types and settings of care.
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Transition to the Vial Access Needle is complete, optimizing product preparation, handling, and operating field sterility with ZYNRELEF in hospitals and ambulatory surgical centers across the U.S.
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Through aligned partnerships with leading distributors, we are broadening account access and elevating education around ZYNRELEF’s differentiated clinical profile, driving durable surgeon adoption and expansion of use.
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Development of the proposed Prefilled Syringe market presentation is progressing and, if successful, FDA approval is anticipated in mid-to-late 2027.

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APONVIE Updates:

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Inclusion of APONVIE (aprepitant) Injectable Emulsion in the Newly Released Fifth Consensus Guidelines for the Management of Postoperative Nausea and Vomiting (“PONV”), highlighting the clinical impact of aprepitant, use of multimodal PONV prophylaxis, and expanding recognition of the need for long-acting antiemetic coverage.
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CMS has granted a permanent, product specific J-Code (J8502) for APONVIE.
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Fully dedicated sales team, launched in Q3 2025, is gaining significant momentum in both expanding formulary access and driving successful utilization of APONVIE.

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Oncology Updates:

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The Oncology franchise continues to deliver a strong revenue base, generating over $105 million in 2025 net revenue despite complex market dynamics.

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Cash, cash equivalents, and short-term investments were $46.6 million as of December 31, 2025.

Net Revenue Performance – Twelve Months Ended December 31 (in thousands)
	2025	2024	Dollar Change	Percentage Change

Acute Care	$ 49,643	$ 30,064	$ 19,579	65.1%
APONVIE	$ 11,571	$ 4,518	$ 7,053	156.1%
ZYNRELEF	$ 38,072	$ 25,546	$ 12,526	49.0%

Oncology	$ 105,261	$ 114,221	$ (8,960)	(7.8%)
CINVANTI	$ 96,758	$ 100,079	$ (3,321)	(3.3%)
SUSTOL	$ 8,503	$ 14,142	$ (5,639)	(39.9%)

Total Net Revenue	$ 154,904	$ 144,285	$ 10,619	7.4%

Net Revenue Performance – Three Months Ended December 31 (in thousands) (unaudited)
	2025	2024	Dollar Change	Percentage Change

Acute Care	$ 16,344	$ 10,389	$ 5,955	57.3%
APONVIE	$ 3,814	$ 1,932	$ 1,882	97.4%
ZYNRELEF	$ 12,530	$ 8,457	$ 4,073	48.2%

Oncology	$ 24,244	$ 30,392	$ (6,148)	(20.2%)
CINVANTI	$ 22,917	$ 26,873	$ (3,956)	(14.7%)
SUSTOL	$ 1,328	$ 3,519	$ (2,191)	(62.3%)

Total Net Revenue	$ 40,588	$ 40,781	$ (193)	(0.5%)

Conference Call and Webcast

Heron will host a conference call and live webcast on Thursday, February 26, 2026, at 8:30 a.m. ET. The conference call can be accessed by phone by utilizing the following registration link which will provide participants with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. The conference call will also be available via webcast under the Investor Relations section of Heron's website at www.herontx.com. The investor presentation to be used for the conference call and webcast can be accessed from Heron’s website prior to the conference call and webcast. An archive of the teleconference, webcast, and investor presentation will also be made available on Heron's website for sixty days following the call.

About ZYNRELEF® for Postoperative Pain

ZYNRELEF is the first and only extended-release dual-acting local anesthetic that delivers a fixed-dose combination of the local anesthetic bupivacaine and a low dose of nonsteroidal anti-inflammatory drug meloxicam. ZYNRELEF is the first and only extended-release local anesthetic to demonstrate in Phase 3 studies significantly reduced pain and significantly increased proportion of patients requiring no opioids through the first 72 hours following surgery compared to bupivacaine solution, the current standard-of-care local anesthetic for postoperative pain control. ZYNRELEF was initially approved by the FDA in May 2021 for use in adults for soft tissue or periarticular instillation to produce postsurgical analgesia for up to 72 hours after bunionectomy, open inguinal herniorrhaphy and total knee arthroplasty. In December 2021, the FDA approved an expansion of ZYNRELEF's indication to include foot and ankle, small-to-medium open abdominal, and lower extremity total joint arthroplasty surgical procedures. On January 23, 2024, the FDA approved ZYNRELEF for soft tissue and orthopedic surgical procedures including foot and ankle, and other procedures in which direct exposure to articular cartilage is avoided. Safety and efficacy have not been established in highly vascular surgeries, such as intrathoracic, large multilevel spinal, and head and neck procedures.

Please see full prescribing information, including Boxed Warning, at www.ZYNRELEF.com.

About APONVIE® for Prevention of Postoperative Nausea and Vomiting (“PONV”) Prevention

APONVIE is a substance P/neurokinin 1 (NK1) Receptor Antagonist (RA), indicated for the prevention of post operative nausea and vomiting (PONV) in adults. Delivered via a 30-second IV push, APONVIE 32 mg was demonstrated to be bioequivalent to oral aprepitant 40 mg with rapid achievement of therapeutic drug levels. APONVIE is the same formulation as Heron's approved drug product CINVANTI. APONVIE is supplied in a single-dose vial that delivers the full 32 mg dose for PONV. APONVIE was approved by the FDA in September 2022 and became commercially available in the U.S. on March 6, 2023.

Please see full prescribing information at www.APONVIE.com.

About CINVANTI® for Chemotherapy Induced Nausea and Vomiting (CINV) Prevention

CINVANTI, in combination with other antiemetic agents, is indicated in adults for the prevention of acute and delayed nausea and vomiting associated with initial and repeat courses of highly emetogenic cancer chemotherapy (HEC) including high-dose cisplatin as a single-dose regimen, delayed nausea and vomiting associated with initial and repeat courses of moderately emetogenic cancer chemotherapy (MEC) as a single-dose regimen, and nausea and vomiting associated with initial and repeat courses of MEC as a 3-day regimen. CINVANTI is an IV formulation of aprepitant, an NK1 RA. CINVANTI is the first IV formulation to directly deliver aprepitant, the active ingredient in EMEND® capsules. Aprepitant (including its prodrug, fosaprepitant) is a single-agent NK1 RA to significantly reduce nausea and vomiting in both the acute phase (0–24 hours after chemotherapy) and the delayed phase (24–120 hours after chemotherapy). The FDA-approved dosing administration included in the U.S. prescribing information for CINVANTI include 100 mg or 130 mg administered as a 30-minute IV infusion or a 2-minute IV injection.

Please see full prescribing information at www.CINVANTI.com.

About SUSTOL® for CINV Prevention

SUSTOL is indicated in combination with other antiemetics in adults for the prevention of acute and delayed nausea and vomiting associated with initial and repeat courses of moderately emetogenic chemotherapy (MEC) or anthracycline and cyclophosphamide (AC) combination chemotherapy regimens. SUSTOL is an extended-release, injectable 5-hydroxytryptamine type 3 RA that utilizes Heron's Biochronomer® drug delivery technology to maintain therapeutic levels of granisetron for ≥5 days. The SUSTOL global Phase 3 development program was comprised of two, large, guideline-based clinical studies that evaluated SUSTOL's efficacy and safety in more than 2,000 patients with cancer. SUSTOL's efficacy in preventing nausea and vomiting was evaluated in both the acute phase (0–24 hours after chemotherapy) and delayed phase (24–120 hours after chemotherapy).

Please see full prescribing information at www.SUSTOL.com.

About Heron Therapeutics, Inc.

Heron Therapeutics, Inc. is a commercial-stage biotechnology company focused on improving the lives of patients by developing and commercializing therapeutic innovations that improve medical care. Our advanced science, patented technologies, and innovative approach to drug discovery and development have allowed us to create and commercialize a portfolio of products that aim to advance the standard-of-care for acute care and oncology patients. For more information, visit www.herontx.com.

Non-GAAP Financial Measures

To supplement our financial results presented on a GAAP basis, we have included information about certain non-GAAP financial measures. We believe the presentation of these non-GAAP financial measures, when viewed with our results under GAAP, provide analysts, investors, lenders, and other third parties with insights into how we evaluate normal operational activities, including our ability to generate cash from operations, on a comparable year-over-year basis and manage our budgeting and forecasting.

In our quarterly and annual reports, earnings press releases and conference calls, we may discuss the following financial measures that are not calculated in accordance with GAAP, to supplement our consolidated financial statements presented on a GAAP basis.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income or loss adjusted to exclude interest expense, interest income, the benefit from or provision for income taxes, depreciation, amortization, stock-based compensation, and other adjustments to reflect changes that occur in our business but that we do not believe are indicative of ongoing operations. Adjusted EBITDA, as used by us, may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

There are several limitations related to the use of adjusted EBITDA rather than net income or loss, which is the nearest GAAP equivalent, such as: adjusted EBITDA excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated or amortized may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA; we exclude stock-based compensation expense from adjusted EBITDA although: (i) it has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy; and (ii) if we did not pay out a portion of our compensation in the form of stock-based compensation, the cash salary expense included in operating expenses would be higher, which would affect our cash position; adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; adjusted EBITDA does not reflect the benefit from or provision for income taxes or the cash requirements to pay taxes; and adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments.

For a reconciliation of such non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the table titled “U.S. GAAP to Non-GAAP Reconciliation” below.

Forward-looking Statements

This news release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. All statements contained in this news release other than statements of historical facts, including statements regarding our future results of operations and financial position, business and commercialization strategy as well as plans and objectives of management for future operations, are forward-looking statements. Heron cautions readers that forward-looking statements are based on management's expectations and assumptions as of the date of this news release and are subject to certain risks and uncertainties that could cause actual results to differ materially. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding the potential market opportunities for ZYNRELEF®, APONVIE®, CINVANTI® and SUSTOL®; revenue, adjusted EBITDA and other financial guidance provided by the Company; interim financial data or prescription data, which may not necessarily be indicative of quarterly or annual results; the potential additional market opportunity for the expanded U.S. label for ZYNRELEF or inclusion of ZYNRELEF under the OPPS and the ASC payment system or launch of the ZYNRELEF VAN; our ability to establish and maintain successful commercial arrangements like our co-promotion agreement with Crosslink Network, LLC; the outcome of the Company's pending patent litigations, including potential appeals of any verdicts and the settlement described herein; whether the Company is required to write-off any additional inventory in the future; the expected future balances of Heron's cash, cash equivalents and short-term investments; the expected duration over which Heron's cash, cash equivalents and short-term investments balances will fund its operations and the risk that future equity financings may be needed;; any inability or delay in achieving profitability, including as a result of regulatory developments and policy changes in the U.S. and other jurisdictions. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission, including under the caption "Risk Factors." Forward-looking statements reflect our analysis only on their stated date, and Heron takes no obligation to update or revise these statements except as may be required by law.

Heron Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(Unaudited)
Net product sales	$40,588	$40,781	$154,904	$144,285
Cost of product sales	11,119	10,229	41,347	38,648
Gross profit	29,469	30,552	113,557	105,637
Operating expenses:
Research and development	3,746	3,178	12,429	16,683
General and administrative	13,452	12,144	54,605	53,397
Sales and marketing	12,233	11,057	49,061	47,085
Total operating expenses	29,431	26,379	116,095	117,165
Income (Loss) from operations	38	4,173	(2,538)	(11,528)
Loss on debt extinguishment	-	-	(11,339)	-
Other expense, net	(2,992)	(510)	(6,318)	(2,052)
Net loss	$(2,954)	$3,663	$(20,195)	$(13,580)
Basic and diluted net loss per share	$(0.02)	$0.02	$(0.12)	$(0.09)
Weighted average common shares outstanding, basic and diluted	188,031	153,151	166,707	152,449

Heron Therapeutics, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$ 28,647	$ 25,802
Short-term investments	17,984	33,481
Accounts receivable, net	89,587	78,881
Inventory, net	92,746	53,160
Prepaid expenses and other current assets	9,102	17,690
Total current assets	238,066	209,014
Property and equipment, net	12,403	14,863
Right-of-use lease assets	—	2,787
Other assets	5,408	6,483
Total assets	$ 255,877	$ 233,147
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$ 8,994	$ 11,709
Accrued clinical and manufacturing liabilities	26,597	25,402
Accrued payroll and employee liabilities	9,270	9,554
Other accrued liabilities	51,237	41,755
Current lease liabilities	—	3,037
Total current liabilities	96,098	91,457
Non-current notes payable, net	107,899	25,026
Non-current convertible notes payable, net	32,739	149,700
Other non-current liabilities	4,808	615
Total liabilities	241,544	266,798
Commitments and contingencies (see Note 6)
Stockholders’ deficit:
Common stock	1,883	1,521
Series A convertible preferred stock	1,050	—
Additional paid-in capital	1,951,185	1,884,409
Accumulated other comprehensive income	4	13
Accumulated deficit	(1,939,789)	(1,919,594)
Total stockholders’ equity (deficit)	14,333	(33,651)
Total liabilities and stockholders’ equity (deficit)	$ 255,877	$ 233,147

Heron Therapeutics, Inc.

U.S. GAAP to Non-GAAP Reconciliation

Adjusted EBITDA

(unaudited)

(in thousands)

	Twelve Months Ended December 31,
	2025	2024
Net loss	$(20,195)	$(13,580)
Other expense, net	17,657	2,052
Inventory reserve and write-offs	4,630	2,474
Depreciation	2,314	2,492
Stock-based compensation	10,339	12,962
Adjusted EBITDA	$14,745	$6,400

Investor Relations and Media Contact:

Ira Duarte
Executive Vice President, Chief Financial Officer
Heron Therapeutics, Inc.

iduarte@herontx.com

858-251-4400